February 27, 2026
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:
We have read Item 4.01 of Form 8-K, dated February 27, 2026, of Bolt Project Holdings, Inc. and agree with the statements referencing our Firm in such Form 8-K.

Sincerely,
/s/ Elliott Davis, PLLC